UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2010

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 North Street, Pittsfield, Massachusetts		01201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On October 21, 2010, Berkshire Hills Bancorp, Inc. and Berkshire Bank, a wholly owned subsidiary of Berkshire Hills Bancorp, Inc., and Thomas W. Barney entered into a separation agreement and release (“Separation Agreement”) and a non-solicitation and non-competition agreement (“Non-Solicitation Agreement”) in connection with Mr. Barney’s termination of employment as Senior Vice-President, Asset Management/Trust, of Berkshire Bank, effective January 7, 2011.  The Separation Agreement provides for a payment to Mr. Barney of $230,000 in exchange for a release of claims against Berkshire Hills Bancorp, Inc. and Berkshire Bank.  Under the Non-Solicitation Agreement, Mr. Barney must refrain from competing with, or soliciting clients or employees of, Berkshire Hills Bancorp, Inc. and Berkshire Bank through December 31, 2011.

The foregoing descriptions of the Separation Agreement and the Non-Solicitation Agreement are qualified in their entirety by reference to the copies of such agreements that are included as Exhibits 10.1 and 10.2 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.           Financial Statements and Exhibits

    (d)  Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement

10.2	Non-Solicitation and Non-Competition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: October 25, 2010	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer